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                                                                    EXHIBIT 23.1


[HLB COMPANY LOGO] CINNAMON JANG WILLOUGHBY & COMPANY

Chartered Accountants
A PARTNERSHIP OF INCORPORATED PROFESSIONALS


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We have issued our report, dated March 10, 2006 (July 19, 2006 as to the effects of the restatements described in note 14), accompanying the consolidated financial statements for the year ended December 31, 2005 of Edentify, Inc. included in the Registration Statement Form SB-2. We hereby consent to the use of the aforementioned report in the Registration Statement filed with the Securities and Exchange Commission on December 4, 2006.



                                "Cinnamon Jang Willoughby & Company"


                                      Chartered Accountants

Burnaby, BC
December 4, 2006


MetroTower II - Suite 900 - 4720 Kingsway, Burnaby, BC Canada V5H 4N2.
Telephone: +1 604 435 4317. Fax: +1 604 435 4319.

HLB Cinnamon Jang Willoughby & Company is a member of HLB International. A WORLD-WIDE ORGANIZATION OF ACCOUNTING FIRMS AND BUSINESS ADVISORS.